Exhibit 99.1

Providence Service Corporation Declares Cash Dividend on Convertible Preferred Stock

ATLANTA, GA – December 5, 2019 - The Providence Service Corporation (Nasdaq: PRSC) today announced that its Board of Directors has declared a cash dividend on its 5.5%/8.5% Series A convertible preferred stock. The dividend is payable on January 2, 2020 to holders of record as of 5:00 p.m. ET on December 16, 2019. The dividend will be paid at a rate of 5.5% per annum, which is equal to approximately $1.38630 per share of convertible preferred stock.

About Providence

The Providence Service Corporation, through its fully-owned subsidiary LogistiCare Solutions, LLC, is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied herein, including factors disclosed in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact

Bryan Wong – Investor Relations

(404) 888-5902

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